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As filed with the Securities and Exchange Commission on August 3, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EOP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its governing instrument)

Delaware (State or other jurisdiction of incorporation or organization)	36-4156801 (I.R.S. employer identification no.)

Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stanley M. Stevens
Executive Vice President, Chief Legal Counsel and Secretary
Equity Office Properties Trust
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. Warren Gorrell, Jr.
George P. Barsness
HOGAN & HARTSON L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-58689

   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)(3)

Debt securities and warrants exercisable for debt securities	$60,000,000	$15,840

(1)
Or (i) the equivalent in foreign currencies based on the exchange rate at the time of sale or (ii) in the event of the issuance of discount debt securities, such higher principal amount as may be sold for an initial public offering price not to exceed $60,000,000.

(2)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(3)
A total of $2,000,000,000 of debt securities and warrants exercisable for debt securities were registered under Registration No. 333-58689, of which $300,000,000 remain unsold as of the date hereof. A filing fee of $590,000 was previously paid with the earlier registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information included or incorporated by reference in the Registration Statement on Form S-3 filed by EOP Operating Limited Partnership with the Securities and Exchange Commission, File No. 333-58689, is incorporated by reference into this Registration Statement.

1

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on this 2nd day of August, 2000.

EOP OPERATING LIMITED PARTNERSHIP BY: EQUITY OFFICE PROPERTIES TRUST, its general partner
By:/s/ TIMOTHY H. CALLAHAN

Timothy H. Callahan President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 2nd day of August, 2000.

Signature	Title
* Samuel Zell	Chairman of the Board of Trustees
/s/ TIMOTHY H. CALLAHAN Timothy H. Callahan	Trustee
* Sheli Z. Rosenberg	Trustee
* Thomas E. Dobrowski	Trustee
* James D. Harper, Jr.	Trustee
* Jerry M. Reinsdorf	Trustee
* William M. Goodyear	Trustee
* David K. McKown	Trustee
* Edwin N. Sidman	Trustee
* D. J. A. de Bock	Trustee

John S. Moody	Trustee
William Wilson III	Trustee
Jan H.W.R. van der Vlist	Trustee

*
Pursuant to Power of Attorney
*By:/s/ TIMOTHY H. CALLAHAN Timothy H. Callahan Attorney-in-Fact

INDEX TO EXHIBITS

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-3 of EOP Operating Limited Partnership (Registration No. 333-58689))

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CALCULATION OF REGISTRATION FEE
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
INDEX TO EXHIBITS